SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact Name of Registrantas Specified in Charter)

Delaware	1-9916	74-2480931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Central North Avenue Phoenix, Arizona		85004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2007, Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), entered into an Underwriting Agreement (the “Common Stock Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), pursuant to which FCX agreed to issue and sell to the Underwriters an aggregate of 47,150,000 shares of common stock, par value $0.10 per share, including 6,150,000 shares subject to the Underwriters’ overallotment option (the “Common Stock”). Also on March 22, 2007, FCX entered into an Underwriting Agreement (the “Convertible Preferred Stock Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the Underwriters, pursuant to which FCX agreeed to issue and sell to the Underwriters an aggregate of 28,750,000 shares of its 6.75% mandatory convertible preferred stock, including 3,750,000 shares subject to the Underwriters’ overallotment (the “Convertible Preferred Stock” and, together with the Common Stock, the “Securities”). The Securities were offered pursuant to FCX’s Registration Statement on Form S-3, File No. 333-140997, dated March 1, 2007.

From time to time, certain of the Underwriters and/or their respective affiliates have directly and indirectly engaged in various financial advisory, investment banking and commercial banking services for FCX and their affiliates, for which they received customary compensation, fees and expense reimbursement. Under our new senior secured credit agreement, JP Morgan Chase Bank, N.A. is administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated is syndication agent, and J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint bookrunners and joint lead arrangers. In addition, J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as financial advisors to FCX in connection with the acquisition of Phelps Dodge Corporation, for which they received customary fees.

The closing of the sale of the Securities will occur on March 28, 2007. The net proceeds to the Company from the sale of the Securities, after deducting the Underwriters’ discount and the estimated offering expenses payable by the Company, are approximately $4.885 billion. Copies of the Common Stock Underwriting Agreement and the Convertible Preferred Stock Underwriting Agreement are filed as Exhibits 1.1 and 1.2, respectively, to this Report.

The Convertible Preferred Stock will be governed by a Certificate of Designations to be dated March 28, 2007 and filed with the Secretary of State of Delaware. A copy of the form of Certificate of Designations, including the forms of securities, is filed as Exhibit 4.1 to this Report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement dated March 22, 2007 between Freeport-McMoRan Copper & Gold Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

1.2
Underwriting Agreement dated March 22, 2007 between Freeport-McMoRan Copper & Gold Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities Inc., as representatives of the several underwriters named in Schedule 1 thereto.

4.1	Form of Certificate of Designations to be dated March 28, 2007.

5.1	Opinion of Davis Polk & Wardwell

23.1	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

Date:	March 27, 2007	By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk Executive Vice President, Chief Financial Officer and Treasurer (authorized signatory and Principal Financial Officer)